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                                                                 EXHIBIT 10.23.2


                                PROMISSORY NOTE


$200,000                         Austin, Texas                 February 20, 1997

         FOR VALUE RECEIVED, Claude C. Turner (otherwise known as Dex Allen) ("Maker") promises to pay to the order of Capstar Broadcasting Partners, Inc. ("Payee") at such address in Austin, Texas as specified below, the principal sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000) together with interest thereon at the rate of nine percent (9.0%) per annum, payable as hereinafter provided.

         Accrued interest is due and payable on March 31, 1997 and on the last day of each and every succeeding calendar month thereafter during the term hereof and at maturity; provided, however, that if the principal of this Note is prepaid in whole or in part, at any time after the date hereof, all accrued and unpaid interest with respect to such principal amount prepaid is due and payable on the date of such prepayment.

         Principal and any unpaid accrued interest is due and payable at the time of maturity, which shall be the earlier to occur of (i) the Closing Date (as such term is defined in that certain Asset Purchase Agreement between Commonwealth Broadcasting of Arizona, L.L.C. and Community Acquisition Company, Inc. dated January 27, 1997) or (ii) October 31, 1997.

         Maker shall have the right to prepay this Note in whole or in part at any time without penalty or premium.

         All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All past due principal and interest on this Note shall bear interest at the maximum rate permitted by law from maturity until paid. All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.

         If default is made in the payment of this Note at maturity (regardless of how its maturity may be brought about) or the same is placed in the hands of an attorney for collection, or if suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, reorganization, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, Maker agrees to pay the holder of this Note a reasonable amount as attorney's or collection fees.
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         Maker hereby waives presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest or notice of protest and non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder and in proceeding against any of the rights and properties securing payment hereof, and agrees that its liability on this Note shall not be affected by any release of or change in any security for the payment of this Note.

         In the event of a default in the performance of any agreement or covenant contained in any instrument securing payment hereof, without the giving of any notice of any kind, the holder of this Note shall have the right and option, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable and to foreclose or require foreclosure of any and all liens securing payment hereof, and to exercise any and all other rights and remedies it may have. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

         Payment of this Note is secured by a Stock Pledge Agreement between Maker and Payee of even date herewith pursuant to which Maker pledges to Payee and grants to Payee a security interest in 181,818 shares of Class A Common Stock, par value $0.01 per share (the "Pledged Shares"), of Payee, and all dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Pledged Shares.

         All notices permitted hereunder shall be given to the addressee at the following address: if to Payee, at the address provided below; if to Maker, 600 Congress Avenue, Suite 1400, Austin, Texas 78701. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee, or by prepaid telegram. Any notice given in accordance herewith shall be effective upon receipt at the address of the addressee.

         It is expressly stipulated and agreed to be the intent of Maker and Payee to at all times comply with the usury and other laws applicable to this Note and the instruments securing the payment hereof (the "Security Instruments") and any subsequent revisions, repeals, or judicial interpretations thereof, to the extent any of the same are applicable hereto. If such laws are ever revised, repealed, or judicially interpreted so as to render usurious any amount called for under this Note or under any of the Security Instruments, or contracted for, charged, or received with respect to the indebtedness evidenced by this Note, or if Payee's exercise of the option herein contained to accelerate the maturity of this Note or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if the Note has been paid in full, refunded to Maker), and the provisions of this Note and the Security Instruments immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.





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         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         EXECUTED as of the date first written above.


                                       /s/  Claude C. Turner
                                       ---------------------------------------
                                       Claude C. Turner (otherwise known as
                                       Dex Allen)
                                       Address:   Commonwealth Broadcasting
                                                  2550 Fifth Avenue, 11th Floor
                                                  San Diego, CA  92103





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